UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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SIMTROL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholders:

It is my pleasure to invite you to Simtrol’s 2009 Annual Meeting of Shareholders.  We will hold the annual meeting on December 30, 2009, at 9:00 am local time at the Company’s office at 520 Guthridge Ct., Suite 250, Norcross, GA 30092.

We are sending you the official notice of the 2009 Annual Meeting, our proxy statement and 2008 Annual Report, and a proxy card.  Please carefully read the entire proxy statement and accompanying Annual Report, and vote your shares either on the enclosed proxy card or by telephone, as detailed in the instructions on the card.

Very truly yours,

/s/ Dallas S. Clement
Dallas S. Clement
Chairman of the Board
Simtrol, Inc.

SIMTROL, INC.
520 Guthridge Ct. #250
Norcross, GA 30092

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held December 30, 2009

The annual meeting of shareholders of Simtrol, Inc. will be held on December 30, 2009 at 9:00 a.m., at the Company’s office at 520 Guthridge Ct. #250, Norcross, GA 30092 for the following purposes:

(1)	to elect three directors to constitute our board of directors;

(2)	to approve an increase in the authorized number of shares of our common stock from 100,000,000 to 400,000,000;

(3)	to approve an increase in the authorized number of our preferred shares from 800,000 to 10,000,000;

(4)	to approve an amendment to our 2002 Equity Incentive Plan to increase to 25,000,000 the number of shares of our common stock that may be issued under the Plan;

(5)	to ratify the appointment of Marcum LLP as our independent auditors for the fiscal year ending December 31, 2009; and

(6)	to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on December 4, 2009 will be entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

A proxy statement and a proxy solicited by the board of directors are enclosed herewith.  Please sign, date and return the proxy promptly.  You may also vote by telephone according to the directions on the proxy card.  If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

By Order of the Board of Directors,

/s/ Dallas S. Clement
Dallas S. Clement, Chairman of the Board

Norcross, Georgia
December 9, 2009

Please complete and return the enclosed proxy promptly so that your vote may be recorded at the meeting if you do not attend personally.

SIMTROL, INC.
520 Guthridge Ct. #250
Norcross, GA 30092

ANNUAL MEETING OF SHAREHOLDERS
December 30, 2009

PROXY STATEMENT

Unless the context indicates otherwise, all references in this proxy statement to “we,” “us,” and “our” refer to Simtrol, Inc. and its subsidiaries.

DATE, TIME, AND PLACE OF MEETING

The annual meeting of shareholders is to be held at 9:00 a.m. local time on December 30, 2009 at the Company’s principal executive office at 520 Guthridge Ct. #250, Norcross, Georgia 30092.

VOTING

Record Date and Share Ownership

The record of shareholders entitled to vote at the annual meeting was taken on December 4, 2009.  On that date, we had total votes entitled to be cast by holders of 12,224,356 outstanding shares of common stock, with each share entitled to one vote.  We had total votes entitled to be cast by holders of 672,664 shares of Series A convertible preferred stock (entitled to a total of 2,690,656 votes at the then applicable conversion rate), 4,264 shares of Series B convertible preferred stock (entitled to a total of 8,528,000 votes at the then applicable conversion rate), and 5,534 shares of Series C convertible preferred stock (entitled to a total of 11,068,000 votes at the then applicable conversion rate).

Proxy Materials

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Simtrol, Inc. for use in voting at the annual meeting of shareholders and at any adjournments or postponements thereof, for the purposes set forth in the accompanying notice of annual meeting of shareholders.  This proxy statement and the accompanying proxy are first being mailed to shareholders on or about December 11, 2009.

Voting and Revocability of Proxies

When proxy cards are properly executed, dated and returned, the shares they represent will be voted at the annual meeting in accordance with the instructions of the shareholders.  If no specific instructions are given the shares will be voted FOR the election of the nominees for directors set forth herein and FOR each of the other proposals described in this proxy statement.  In addition, if other matters come before the annual meeting, the persons named in the proxy card will vote in accordance with their best judgment with respect to such matters.  Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the meeting and gives oral notice of his election to vote in person, without compliance with any other formalities.  In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to our Secretary an instrument revoking it or a duly executed proxy for the same shares bearing a later date.

Quorum; Required Vote; Abstentions and Broker Non-Votes

The presence at the annual meeting of the holders of one-third of the outstanding shares of our common stock as of the record date is necessary to constitute a quorum.  Shareholders will be counted as present at the meeting if they are present in person at the annual meeting or if they have properly submitted a proxy card or voted by telephone.  The affirmative vote of a plurality of all shares present and entitled to vote is required for the election of directors.  The affirmative vote of a majority of all shares outstanding and eligible to vote is required to authorize the proposed increases in our outstanding common and preferred stock.  The affirmative vote of a majority of all shares present and entitled to vote is required to approve the amendment of our 2002 Equity Incentive Plan and to ratify the appointment of Marcum LLP as our independent auditors for the fiscal year ending December 31, 2009.  Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates.  As a result, abstentions and broker non-votes will have no effect on the election of directors, but will have the same effect as a vote against each of the other proposals.

Expenses of Solicitation

The expense of this solicitation, including the cost of preparing and mailing this proxy statement, will be paid by us.  In addition to solicitations by mail, our officers and regular employees, at no additional compensation, may assist in soliciting proxies by telephone.

Annual Report to Shareholders and Report on Form 10-K

Additional information concerning us, including our financial statements, is provided in our 2008 annual report to shareholders that accompanies this proxy statement. Our annual report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC, is available to shareholders upon written request to: Simtrol, Inc., Investor Relations Department, 520 Guthridge Ct. #250, Norcross, GA 30092.  Copies of exhibits filed with that report or referenced therein will be furnished to shareholders of record upon request and payment of our expenses in furnishing such documents.

PROPOSALS TO BE VOTED ON

Proposal No. 1: Election of Directors

The board of directors, pursuant to our bylaws, has set the number of directors to serve for the next year at three, all three of whom are to be elected at the annual meeting.  Our certificate of incorporation provides that each director serves until the next annual meeting.  Each member of the current board of directors, except for Mr. Adam Senter, is standing for re-election and, if elected, will serve for a term of one year and until his or her successor is elected and qualified.

In the event that any nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the board of directors, but in no event will the proxy be voted for more than three nominees.  The board of directors recommends the election of the three nominees listed below.  Management has no reason to believe that any nominee will not serve if elected.

The following persons have been nominated for re-election to the board of directors:

Dallas S. Clement, age 44, has served as a director since April 2001 and became chairman in June 2007.  Mr. Clement has served as Senior Vice President, Strategy and Development for Cox Communications, Inc. (“Cox”) since August 2000. Prior to that, he served as Vice President and Treasurer of Cox from January 1999 to July 2000.

Oliver M. Cooper, age 53, has served as President and Chief Executive Officer since May 2008 and as a director since July 2008. From February 2006 to May 2008, Mr. Cooper served as a Partner at Triton Value Partners, an Atlanta-based business advisory and private equity firm.  From 2003 to 2006, he served as President and CEO of MARC Global Holdings, Inc., a provider of complete solutions for supply chain execution in complex distribution environments. Under Cooper’s leadership, the company was successfully sold to Red Prairie, Inc.

Lee D. Wilder, age 58, has served as a director since February 2008. Ms. Wilder has been a private financial consultant since 2000. From 1983 to 2000, she was an equity research analyst and officer for The Robinson-Humphrey Company, Wachovia Securities, and J. C. Bradford & Co. Ms. Wilder is a Chartered Financial Analyst and is a graduate of Duke University and Georgia State University, where she received her MBA.

The board of directors recommends that our shareholders vote “FOR” the election of the nominees listed above.

Proposal No. 2: Approval of an amendment to our certificate of incorporation, as amended, to increase the number of authorized shares of common stock from 100,000,000 to 400,000,000 shares.

Background.  Our board of directors has proposed this amendment to ensure that we have sufficient shares available for future use, as needed, including use in transactions such as equity financings, acquisitions, strategic relationships with corporate partners, equity incentives, and payments of stock dividends, stock splits or other recapitalizations, as we may deem appropriate. We consider from time to time acquisitions, equity financings, strategic relationships and other transactions as market conditions or other opportunities arise.  There are no present plans or pending transactions contemplated by our board.

Effect:   If our shareholders approve the proposed amendment, our board of directors may cause the issuance of additional shares of our common stock without further vote of our shareholders, except as may be required in particular cases by our organizational documents, applicable law, or the rules of any national securities exchange on which shares of our common stock may then be listed. Under our certificate of incorporation, our common shareholders do not have preemptive rights to subscribe to additional securities that may be issued by us, which means that current common shareholders do not have a prior right to purchase any new issue of our shares in order to maintain their proportionate ownership of stock. In addition, if our board of directors causes us to issue additional shares of common stock or securities convertible into or exercisable for common stock, such issuance could have a dilutive effect on the equity, earnings and voting interests of existing shareholders. The increase in the number of authorized shares of our common stock could also have an anti-takeover effect, although this is not the intent of our board of directors in proposing the amendment. For example, if our board of directors issues additional shares in the future, such issuance could dilute the voting power of a person seeking control of us, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary transaction opposed by our board of directors. As of the date of this proxy statement, our board of directors is not aware of any attempt or plan to obtain control of us.

The approval of the proposed amendment requires the affirmative vote of a majority of the outstanding stock entitled to vote.

 The board of directors recommends that our shareholders vote “FOR” the amendment to our certificate of incorporation to increase the number of our authorized shares of common stock from 100,000,000 shares to 400,000,000.

Proposal No. 3: Approval of an amendment to our certificate of incorporation, as amended, to increase the number of authorized shares of preferred stock from 800,000 to 10,000,000 shares.

Background.  Our board of directors has proposed this amendment to ensure that we have sufficient shares available for future use, as needed, including use in transactions such as equity financings, acquisitions, strategic relationships with corporate partners, equity incentives, and payments of stock dividends, stock splits or other recapitalizations, as we may deem appropriate. We consider from time to time acquisitions, equity financings, strategic relationships and other transactions as market conditions or other opportunities arise.  There are no present plans or pending transactions contemplated by our board.  The Company can issue additional shares of preferred stock without approval of the existing Series A, B, and C Convertible Preferred Stock.  However, increases in the authorized numbers of each respective class of shares require the approval of a majority of shares within each respective class.

Effect:   If our shareholders approve the proposed amendment, our board of directors may cause the issuance of additional shares of our preferred stock without further vote of our shareholders, except as may be required in particular cases by our organizational documents, applicable law, or the rules of any national securities exchange on which shares of our common stock may then be listed. The increase in the number of authorized shares of our preferred stock could also have an anti-takeover effect, although this is not the intent of our board of directors in proposing the amendment. For example, if our board of directors issues additional shares in the future, such issuance could dilute the voting power of a person seeking control of us, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary transaction opposed by our board of directors. As of the date of this proxy statement, our board of directors is not aware of any attempt or plan to obtain control of us.

The approval of the proposed amendment requires the affirmative vote of a majority of the outstanding stock entitled to vote.

 The board of directors recommends that our shareholders vote “FOR” the amendment to our certificate of incorporation to increase the number of our authorized shares of preferred stock from 800,000 shares to 10,000,000.

Proposal No. 4: Approval of Amendment of the 2002 Equity Incentive Plan

The board of directors has approved, and is recommending to the shareholders for approval at the meeting, an amendment to increase the number of shares that may be issued pursuant to our 2002 Equity Incentive Plan.  The purpose of the 2002 Plan is to serve as an incentive and to encourage stock ownership by our directors, officers, employees, and consultants.  The board of directors believes that the 2002 Plan promotes our interests by allowing such persons to share in our success and encourages them to remain in our service.  Under the 2002 Plan, we may grant incentive stock options, as defined in Section 422 of the Internal Revenue Code, as amended, and referred to in this proxy statement as the Code, or non-qualified stock options, stock bonuses, and restricted stock.

The 2002 Plan originally provided for the grant of options to purchase up to an aggregate of 250,000 shares of our common stock.  On April 22, 2004, shareholders approved an increase in the number of shares reserved under the 2002 Plan to 750,000.  On December 8, 2005, the board of directors approved an increase in the number of shares reserved under our 2002 Plan to 1,250,000.   On June 26, 2006, the board of directors approved an increase in the number of shares reserved under our 2002 Plan to 2,500,000.  On January 28, 2007, the compensation committee of the board of directors approved an increase in the number of shares reserved under our 2002 Plan to 4,000,000.  On August 31, 2007, shareholders approved an increase in the number of shares reserved under the 2002 Plan to 6,000,000.  On June 17, 2008, the board of directors approved an increase in the number of shares reserved under our 2002 Plan to 8,000,000.  As of September 30, 2009, 899,800 shares of the common stock remained available for grant under the 2002 Plan.  Pursuant to section 12(A) of the 2002 Plan, the board recommends that the number of shares that may be issued pursuant to stock awards be increased from 8,000,000 to 25,000,000.  The proposed increase in the number of authorized shares would ensure for uninterrupted continuation of the 2002 Plan.  No benefits or amounts to any individuals are determinable at this time and no additional benefits or grants would have been made to employees, directors, or consultants during the prior fiscal year if the proposal had been previously approved.

As of October 31, 2009, we had granted options to purchase shares of common stock pursuant to the 2002 Plan as follows: (i) each executive officer (Oliver M. Cooper, III: 2,000,000 shares; Stephen N. Samp: 315,600 shares); (ii) all current directors who are not executive officers, as a group: 255,000 shares; and (iii) all employees, including all current officers who are not executive officers, as a group: 2,111,600 shares.

Description of the 2002 Plan

Effective Date. The effective date of the 2002 Plan is April 23, 2002. The 2002 Plan shall remain in effect until all shares subject to or which may become subject to the 2002 Plan shall have been purchased pursuant to options granted under the 2002 Plan, provided that options under the 2002 Plan must be granted within ten years from the effective date.

Shares Reserved for the 2002 Plan. The shares of our common stock to be issued to directors, employees, and consultants under the 2002 Plan may, at the election of the board of directors, be either treasury shares or shares originally issued for such purpose. The maximum number of shares that shall be reserved and made available for issuance under the 2002 Plan is currently 8,000,000. Any shares subject to an award that for any reason expires or is terminated unexercised or unvested may again be subject to an award under the 2002 Plan.

In the event of a subdivision or combination of our shares, the maximum number of shares that may thereafter be issued and sold under the 2002 Plan and the number of shares under award shall be proportionately increased or decreased, the terms relating to the price at which shares under award will be sold will be appropriately adjusted, and such other action will be taken as in the opinion of the board of directors is appropriate under the circumstances. In the case of a reclassification or other change in our shares, the board of directors will also make appropriate adjustments.

Persons Eligible to Participate in the 2002 Plan. Under the 2002 Plan, awards may be granted only to those persons who are officers, directors, employees, or consultants of us or one of our subsidiaries. In determining the persons to whom awards will be granted and the number of shares to be covered by each award, the compensation committee shall take into account the duties of the respective directors, employees, and consultants their present and potential contributions to our success or one of our subsidiaries, the anticipated number of years of effective service remaining, and any other factors as they shall deem relevant in connection with accomplishing the purposes of the 2002 Plan.

Administration of the 2002 Plan. The 2002 Plan is administered by the compensation committee  appointed by our board of directors or by the board of directors itself, from among its members. Such committee shall consist of not less than two of the non-employee members of the board of directors who are outside directors and who shall serve at the pleasure of the board.

Subject to the provisions of the 2002 Plan, the committee has the authority to administer the 2002 Plan, to select those persons to whom awards will be granted, to determine the terms and provisions of the respective award agreements with each participant, including the number of shares to be awarded to each such person, and to interpret, construe and implement the provisions of the 2002 Plan.

Exercise Price, Terms of Exercise and Payment For Shares. All Options. Each option granted under the 2002 Plan will be represented by an option agreement which shall set forth the terms particular to that option, including the type of option, the number of shares covered by the option, the exercise price, the term of the option period and any vesting requirements.

Stock purchased pursuant to an option agreement shall be paid for in accordance with the terms and conditions set forth in the option agreement. The terms and conditions of payment may vary with respect to each optionee. Upon receipt of payment (plus any amounts due for applicable tax withholding), we shall, without transfer or issue tax, deliver to the optionee (or other person entitled to exercise the option) a certificate or certificates for such shares.

It is intended that funds received by us from the exercise of options (other than applicable tax withholding) will be added to our general working capital and used for general corporate purposes. Shares of our common stock received in payment for the exercise price of options may be, at the discretion of the board of directors, either held as treasury shares or retired and returned to authorized but unissued status.

Incentive Stock Options. Incentive stock options may be granted only to our employees or to employees of our subsidiaries.  The exercise price of incentive stock options granted under the 2002 Plan will be determined by the compensation committee, but in no event shall such price be less than 100% of the fair market value of the stock on the date of the grant of the option. In no event may incentive stock options be exercised later than ten years from the date of grant of the option.

Notwithstanding the foregoing, an optionee who owns, directly or indirectly, more than ten percent of the total combined voting power of all classes of our stock, referred to in this proxy statement as a 10% Owner, may not be granted an incentive stock option at less than 110% of the fair market value of the common stock on the date the option is granted. Any incentive stock option granted to a 10% Owner must by its terms be exercisable within five years from the date it is granted.

The aggregate fair market value (determined at the time the option was granted) of the shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all of our and our affiliates’ incentive stock option plans) shall not exceed $100,000.  Any amounts exceeding this limit are treated as non-qualified stock options.

Automatic Grant of Options to Non-Employee Directors. The 2002 Plan grants to our non-employee directors, without necessity of action by the board of directors or the compensation committee, as the case may be, a non-qualified option to purchase 5,000 shares of common stock on the date such non-employee director first becomes a member of the board of directors, at an exercise price equal to the fair market value of such stock on the date of grant. In addition, the 2002 Plan grants to our non-employee directors, without necessity of action by the board of directors or the compensation committee, as the case may be, a non-qualified option under the 2002 Plan to purchase 15,000 shares of common stock each year, at an exercise price equal to the fair market value of such stock on the date of grant. Such options are exercisable from the date of grant until the date that is the tenth anniversary of the date of grant, unless earlier terminated in accordance with the provisions of the 2002 Plan. Options granted to non-employee directors under the 2002 Plan conform in all respects to the terms of the 2002 Plan.

Termination of Employment, Assignment and Other Limitations. In the event that an optionee during his or her lifetime ceases to be one of our directors, employees, or consultants or of any one of our affiliates for any reason other than death or total disability, any option or unexercised portion thereof which is exercisable on the date the optionee ceases employment shall expire on the date which is three months following the date the optionee ceases to be one of our directors, employees, or consultants or of one of our subsidiaries (or such earlier date as set forth in the option agreement). In the event of the death of an optionee while he is one of our directors, employees, or consultants or of one of our subsidiaries, or while the option is still the exercisable, the option may be exercised (to the extent the optionee would have been entitled to do so) by a legatee or legatees of the optionee under his last will or by his personal representative or representatives at any time within 18 months (or one year for incentive stock options) after death.   In the event of the optionee’s service as one of our directors, employees, or consultants or of one of our subsidiaries terminates as a result of his or her total disability, the option may be exercised within one year after termination (or such earlier date as set forth in the option agreement).

No option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution. During the lifetime of the optionee, the option shall be exercisable only by him or her.

An optionee shall have no rights as a shareholder with respect to any shares covered by an option until the date of issuance of the stock certificate to the optionee for such shares. Except as otherwise specifically provided in the 2002 Plan, no adjustments shall be made for cash dividends or other rights for which the record date is prior to the date such stock certificate is issued.

Adjustment of Shares. In the event that dividends are payable in our common stock or in the event there are splits, subdivisions or combinations of shares of our common stock, the 2002 Plan provides that a proportionate adjustment will be made in the number of shares available under each award issued under the 2002 Plan, and, as to options then outstanding, a proportionate adjustment to the number of shares subject to the option and to the purchase price per share.

After any merger of one or more corporations into us, any merger of us into another corporation, any consolidation of us and one or more corporations, or any other corporate reorganization of any form involving us as a party thereto involving any exchange, conversion, adjustment or other modification of the outstanding shares, each participant shall, at no additional cost, be entitled, upon any exercise of his award, to receive (subject to any required action by shareholders), in lieu of the number of shares as to which the award shall then be so exercised, the number and class of shares of stock or other securities or any other property to which the participant would have been entitled pursuant to the terms of the agreement of merger, consolidation or other reorganization if, at the time of the merger, consolidation or other reorganization, the participant had been a holder of record of the number of shares equal to the number of shares as to which the award shall then be so exercised.

In the event of a dissolution or liquidation of us, all outstanding awards shall terminate immediately prior to such event. In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of us, (ii) a merger or consolidation in which we are not the surviving corporation or (iii) a reverse merger in which we are the surviving corporation but our shares of common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume any awards outstanding under the 2002 Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the shareholders in the transaction) for those outstanding under the 2002 Plan. In the event any surviving corporation or acquiring corporation refuses to assume such awards or to substitute similar stock awards for those outstanding under the 2002 Plan, then with respect to stock awards held by participants whose continuous service has not terminated, the vesting of such stock awards (and, if applicable, the time during which such stock awards may be exercised) shall be accelerated in full, and the awards shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other awards outstanding under the 200 Plan, such awards shall terminate if not exercised (if applicable) prior to such event.

Amendment and Termination of the 2002 Plan. The board of directors may at any time and from time to time terminate, modify or amend the 2002 Plan in any respect, except that without shareholder approval the board of directors may not (1) increase the aggregate number of shares for which incentive stock options may be granted under the 2002 Plan, (2) modify the requirements as to the class of employees eligible to receive incentive stock options, (3) increase the benefits accruing to eligible directors and employees, (4) remove the administration of the 2002 Plan from the committee, or (5) reduce the amount of any benefit or adversely change the terms and conditions thereof.

The termination or any modification or amendment of the 2002 Plan shall not, without the consent of a participant, affect his or her rights under an award or right previously granted to him or her. With the consent of the participant affected, the board of directors may amend outstanding award agreements in a manner not inconsistent with the 2002 Plan. Without employee consent the board of directors may at any time and from time to time modify or amend outstanding option agreements in such respects as it shall deem necessary in order that options granted thereunder shall comply with the appropriate provisions of the Code, and regulations thereunder which are in effect from time to time respecting “qualified incentive options.”

Federal Income Tax Consequences of 2002 Plan

Incentive Stock Options. All incentive options granted or to be granted under the 2002 Plan which are designated as incentive stock options are intended to be incentive stock options as defined in Section 422 of the Code.

Under the provisions of Section 422 of the Code, neither the holder of an incentive stock option nor we will recognize income, gain, deduction or loss upon the grant or exercise of an incentive stock option. An optionee will be taxed only when the stock acquired upon exercise of his incentive stock option is sold or otherwise disposed of in a taxable transaction. If at the time of such sale or disposition the optionee has held the shares for the required holding period (two years from the date the option was granted and one year from the date of the transfer of the shares to the optionee), the optionee will recognize long-term capital gain or loss, as the case may be, based upon the difference between his exercise price and the net proceeds of the sale. However, if the optionee disposes of the shares before the end of such holding period, the optionee will recognize ordinary income on such disposition in an amount generally equal to the lesser of:

(a)      gain on the sale or other disposition; or

(b)      the amount by which the fair market value of the shares on the date of exercise exceeded the option exercise price, with any excess gain being capital gain, long-term or short-term, depending on whether or not any shares used in the exercise had previously been held for more than one year on the date of sale or other taxable disposition.

The foregoing discussion and the reference to capital gain or loss treatment therein assume that the option shares are a capital asset in the hands of the optionee. A sale or other disposition that results in the recognition of ordinary income to the optionee will also result in a corresponding income tax deduction for us.

The Plan permits a participant to pay all or part of the purchase price for common shares acquired pursuant to exercise of an ISO by transferring to the Company other shares of the Company common stock owned by the participant, and Code Section 422 provides that an option will continue to be treated as an incentive stock option if it is exercised in such manner.  Upon the exchange, and except as otherwise described herein, no gain or loss is recognized by the participant upon delivering previously acquired common shares to the Company as payment of the exercise price.  The common shares received by the participant, equal in number to the previously acquired common shares exchanged therefore, will have the same basis and holding period for long-term capital gain purposes as the previously acquired common shares.  The participant, however, will not be able to utilize the prior holding period for the purpose of satisfying the ISO statutory holding period requirements.  Common shares received by the participant in excess of the number of previously acquired common shares will have a basis of zero (plus, in the case of payment of the purchase price in a combination of cash and surrendered shares, the amount of any cash paid) and a holding period which commences as of the date the common shares are transferred to the optionee upon exercise of the ISO.  If the exercise of any ISO is effected using common shares previously acquired through the exercise of an ISO, the exchange of the previously acquired common shares will be considered a disposition of the common shares for the purpose of determining whether a Disqualifying Disposition has occurred and, thus, whether ordinary income will be recognized.  In such case, the participant’s basis in the number of new common shares so acquired that is equal to the number of common shares surrendered will be equal to the participant’s cost basis in the common shares surrendered plus the amount of ordinary income, if any, recognized.  The participant’s basis in the additional number of new common shares received will be zero plus, in the case of payment of the purchase price in a combination of cash and surrendered common shares, the amount of any cash paid. However, the incentive stock option stock acquired through the exchange of statutory option stock will still qualify for favorable tax treatment under Code Section 422.

Section 424(c)(3) of the Code provides that if “statutory option stock” is transferred in connection with the exercise of an incentive stock option, and if the holding period requirements under Section 422(a)(1) of the Code are not met with respect to such statutory option stock before such transfer, then ordinary income will be recognized as a result of the transfer of statutory option stock. However, the incentive stock option stock acquired through the exchange of statutory option stock will still qualify for favorable tax treatment under Section 422 of the Code.

The excess of the fair market value of shares acquired through the exercise of an incentive stock option over the exercise price is taken into account in computing an individual taxpayer’s alternative minimum taxable income. Thus, the exercise of an incentive stock option could result in the imposition of an alternative minimum tax liability.

In general, an option granted under the 2002 Plan that is designated as an incentive stock option would be taxed as described above. However, in some circumstances an option that is designated as an incentive stock option will be treated as a non-qualified stock option and the holder taxed accordingly. For example, a change in the terms of an option that gives the employee additional benefits may be treated as the grant of a new option. Unless all the criteria for treatment as an incentive stock option are met on the date the “new option” is considered granted (such as the requirement the option be granted only to an employee), the option will be treated and taxed as a non-qualified stock option.

Non-Qualified Stock Options. All options granted or to be granted under the 2002 Plan which do not qualify as incentive stock options are non-statutory options not entitled to special tax treatment under Section 422 of the Code.  The Plan requires that all non-statutory options will have an exercise price equal to not less than 100% of the fair market value of the common stock on the date of the grant of the option.

A participant in the 2002 Plan will recognize taxable income upon the grant of a non-qualified stock option only if such option has a readily ascertainable fair market value as of the date of the grant.  However, under the applicable Treasury Regulations, the non-qualified stock options issued under the 2002 Plan will not have a readily ascertainable fair market value unless at the time such options are granted we have similar options actively traded on an established market. We presently have no such actively traded options.

Upon the exercise of a non-qualified stock option not having a readily ascertainable fair market value, the optionee recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price for those shares. We are not entitled to an income tax deduction with respect to the grant of a non-statutory stock option or the sale of stock acquired pursuant thereto. We generally are permitted a deduction equal to the amount of ordinary income the optionee is required to recognize as a result of the exercise of a non-statutory stock option.

If a participant pays the exercise price, in whole or in part, with previously acquired common shares, the participant will recognize ordinary income in the amount which the fair market value of the common shares received exceeds the exercise price.  The participant will not recognize the gain or loss upon delivering the previously acquired common shares to the Company.  Common shares received by a participant, equal in number to the previously acquired common shares exchanged therefore, will have the same basis and holding period for long-term capital gain purposes as the previously acquired common shares.  Common shares received by a participant in excess of the number of such previously acquired common shares will have a basis equal to the amount of ordinary compensation income recognized as the result of the exercise of the option plus, in the case of payment of the purchase price in a combination of cash and surrendered shares, the amount of any cash paid.  The holding period for the additional common shares will commence as of the date of exercise or such other relevant date.

Stock Bonus Award. Unless, at the time of grant, a stock bonus is subject to a substantial risk of forfeiture and is not transferable free of such a risk of forfeiture, the recipient of a stock bonus will recognize ordinary income equal to (i) the excess of the fair market value of such stock bonus on the date of grant over (ii) the price, if any, paid for such stock bonus. If, however, at the time of grant, the stock bonus is subject to a substantial risk of forfeiture and is not transferable free of such a risk of forfeiture, the tax consequences of the receipt of the stock bonus will be as described below under the heading “Restricted Stock.”

Restricted Stock. Generally, and except as noted below, the grant of restricted stock is not taxable at the time of the grant. Instead, at the time restricted stock vests (i.e., it becomes free of a substantial risk of forfeiture) or becomes transferable free of a substantial risk of forfeiture, a participant will recognize ordinary income equal to (i) the excess of the fair market value of such restricted stock on the date the shares vest or become transferable over (ii) the price, if any, paid for such restricted stock. An employee may, however, elect to recognize income as of the date of grant of the restricted stock, in an amount equal to (i) the excess of the fair market value of the restricted stock on the date of grant over (ii) the price, if any, paid for the restricted stock. If such an election is made, no additional income will be recognized at the time the stock vests or becomes transferable. In the event of a subsequent forfeiture of the shares, an employee making such an election may be able to recognize a capital loss with respect to the amount, if any, paid for such restricted stock, but only to the extent such amount exceeds the amount realized by such employee on such forfeiture. The employee will not be able to recognize a loss for tax purposes with respect to the excess of fair market value over the purchase price which was previously included in income. Dividends paid on the shares of restricted stock before they vest will be taxed to the participant either as additional compensation or, if the participant has made the election described above, as dividend income.

In most cases, the basis in shares acquired upon exercise of a non-qualified option or upon an award of a stock bonus or restricted stock will be equal to the fair market value of the shares on the participant’s income recognition date, and the holding period for determining gains and losses on a subsequent disposition of such shares will begin on such date.

As a general rule, we will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that an employee recognizes ordinary income from awards granted under the 2002 Plan (including the recognition of ordinary income as the result of a holder of stock obtained through exercise of an incentive stock option disposing of such stock prior to the expiration of the required holding period), to the extent such income is considered reasonable compensation under the Code and generally provided that we comply with the reporting requirements applicable to the ordinary income recognized by the participant. We will not, however, be entitled to a deduction with respect to payments to employees that are contingent upon a change of control if such payments are deemed to constitute “excess parachute payments” pursuant to Section 280G of the Code and do not qualify as reasonable compensation for service rendered pursuant to that Section. In addition, such payment will subject the recipient to a 20% excise tax. We also may not be entitled to a deduction with respect to payments to certain employees to the extent that the total remuneration of such employee is found to be excessive under Section 162(m) of the Code.

General. The 2002 Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

The preceding discussion is based upon federal tax laws and regulations in effect on the date of this Proxy Statement, which are subject to change, and upon an interpretation of the statutory provisions of Section 422 of the Code, its legislative history and related income tax regulations. Furthermore, the foregoing is only a general discussion of the federal income tax consequences of the 2002 Plan and does not purport to be a complete description of all federal income tax aspects of the 2002 Plan. Option holders may also be subject to state and local taxes in connection with the grant or exercise of options granted under the 2002 Plan and the sale or other disposition of shares acquired upon exercise of the options.

Impact of Section 409A of the Internal Revenue Code

The tax consequences described above under “Federal Income Tax Consequences” may be impacted by the Congress’ adoption of Section 409A of the Internal Revenue Code, which became effective January 1, 2005 and generally applies to (i) all awards granted after December 31, 2004, and (ii) the portion of any awards granted prior to January 1, 2005 which had not yet vested as of December 31, 2004.  If an award violates Section 409A the affected participant’s award and all similar awards of the affected participant made under other similar plans or arrangements of the Company, plus related earnings on such awards, for that year and all preceding years, will be includible in the participant’s gross income to the extent the amounts are not subject to a substantial risk of forfeiture.  In addition, the participant will be charged interest (generally from the date that the award vests) at the IRS underpayment rate plus one percent, plus an additional tax equal to 20 percent of the compensation that is required to be included in gross income.  Plans are required to be amended to comply with Section 409A by December 31, 2007.

The terms of the Plan are intended to comply with the requirements of Section 409A.  However, the statutory language of Section 409A is somewhat ambiguous, and the proper application of certain of its provisions is currently unclear despite the issuance of final regulations by the Treasury.  The Treasury has indicated that it intends to issue additional guidance in the future further clarifying the application of Section 409A.  The Company intends to amend the Plan, if and as necessary, to conform its previsions to the requirements of Section 409A as clarified in that additional guidance.

The board of directors recommends that our shareholders vote “FOR” the approval of the amendment of the 2002 Equity Incentive Plan.

Proposal No. 5: Ratification of Appointment of Independent Auditors

The board of directors, upon the recommendation of the audit committee, has appointed Marcum LLP to serve as our independent auditors for the year ending December 31, 2009, subject to ratification of this appointment by our shareholders. Marcum LLP is considered by management to be well qualified. We have been advised by Marcum LLP that neither it nor any of its members has any financial interest, direct or indirect, in either us or any of our subsidiaries in any capacity.  A representative of Marcum LLP will be available telephonically for the annual meeting and will be available to respond to appropriate questions.

Audit Fees.  The aggregate fees billed by Marcum LLP for professional services amounted to $108,707 and $119,502 for the audits of the Company’s annual financial statements for the years ended December 31, 2008 and 2007, respectively, which services includes the cost of the reviews of the Company’s condensed consolidated financial statements included in the Company’s Forms 10-Q for 2008 and 2007.

Audit-Related Fees.  There were no fees charged during 2008 and 2007 for audit-related services.

Tax Fees.  No tax compliance, tax advice, or tax planning services were provided to the Company by Marcum & Kliegman LLP during 2008 or 2007.

All Other Fees.  There were no fees charged during 2008 and 2007 for other services.

All fees paid to Marcum LLP were, and will continue to be, approved by the audit committee in accordance with our audit committee charter prior to commencement of work.

The board of directors recommends that our shareholders vote “FOR” ratification of the appointment of Marcum LLP as our independent auditors.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Composition

Our bylaws provide that the board of directors shall consist of not less than three nor more than seven members, the precise number to be determined from time to time by the board of directors.  The board of directors has set the number of directors at three, each serving a one-year term.  The board presently consists of Dallas S. Clement, Adam D. Senter, and Lee D. Wilder, and Oliver M. Cooper, III.  Mr. Senter will not seek re-election at the annual meeting and the board of directors has fixed the number of directors at three as of the annual meeting date.  He will continue to serve until the annual meeting.  All members of the board of directors, with the exception of Mr. Cooper, are independent, as defined in Rule 4200(a)(15) of the listing standards of the Nasdaq Stock Market, Inc.  Biographical information regarding these directors is set forth under the caption entitled “Proposal No. 1: Election of Directors.”

Meetings of the Board of Directors

During 2008, the Board of Directors met four times.  Each current director, with the exception of Mr. Cooper, who joined the Board in July 2008, attended at least 75% or more of the aggregate number of meetings held by the Board of Directors and any committees on which such director served. We did not hold an annual meeting in 2008.

Committees of the Board of Directors

Our board of directors has standing audit and compensation committees. The board of directors does not have a standing nominating committee, such function being reserved to the full board of directors. We do not have a formal policy regarding board members’ attendance at annual meetings.  Three board members attended our last annual meeting.

Audit Committee.  The Audit Committee is currently composed of Lee D. Wilder, Adam D. Senter, and Dallas S. Clement.  The Audit Committee met four times during 2008.  The Audit Committee’s principal functions are to recommend to the Company the appointment of independent auditors for the Company, review and approve the annual report of the independent auditors, approve the annual financial statements, and review and approve summary reports of the auditors’ findings and recommendations.  The Audit Committee reviews and pre-approves all audit and non-audit services performed by the Company’s auditing accountants, or other accounting firms, other than as may be allowed by applicable law.  The Board of Directors has determined that Dallas S. Clement is an “audit committee financial expert,” as defined in SEC rules.

We do not have a nominating committee.  The director selection and review are conducted by the entire board of directors.  We believe that this is adequate based on the size and make-up of the current board of directors.  The members of the board of directors have served as our directors for between two and thirteen years.  We believe that this group of longstanding directors is capable of evaluating the performance of the current board and the qualifications of proposed director nominees, and of determining the need for additional directors.  The board of directors does not have a written charter or formal process governing the nominating process.  The board of directors will consider director nominees recommended by shareholders.  Generally, candidates should be highly qualified by business, professional or comparable experience, affirmatively desirous of serving on the board, and able to represent the interests of all shareholders and not merely those of any special interest group.  Shareholders wishing to suggest candidate(s) for consideration at the 2010 annual meeting should submit their proposals in accordance with the timeframe and procedures set forth in the paragraph entitled “Shareholder Proposals for 2010
Annual Meeting.”

Shareholder Communications with the Board

The board of directors has implemented a process for shareholders to send communications to the board.  Any shareholder desiring to communicate with the board, or with specific individual directors, may do so by writing to our Secretary at the address of our principal executive offices, who has been instructed by the board to promptly forward all such communications to the board or such individual directors.

Shareholder Proposals for 2010 Annual Meeting

The deadline for submission of shareholder proposals for inclusion in our proxy statement for the 2010 annual meeting of shareholders is December 28, 2009.  Additionally, we must receive notice of any shareholder proposal to be submitted at the 2010 annual meeting of shareholders (but not required to be included in our proxy statement) by February 22, 2010, or such proposal will be considered untimely and the persons named in the proxies solicited by our board of directors may exercise discretionary voting authority with respect to such proposal.

No Family Relationships Among Directors and Officers

There are no family relationships between any of our directors or executive officers.

AUDIT COMMITTEE REPORT

The audit committee has reviewed and discussed our 2008 audited financial statements with management.  The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with audit committees), other standards of the Public Company Accounting Oversight Board, and other rules of the SEC.  The audit committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Discussions with Audit Committees), and has discussed with the independent accountant the independent accountant’s independence.  Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for 2008 for filing with the SEC.

Respectfully submitted, The Audit Committee Ms. Lee D. Wilder Mr. Dallas S. Clement Mr. Adam D. Senter

CODE OF ETHICS

We adopted a code of ethics for our executive officers in May 2006 and the code of ethics is available on our website at www.simtrol.com.

DIRECTOR COMPENSATION

We do not presently provide any cash compensation to directors for their services as directors.  Each of our non-employee directors receives an automatic grant of options to purchase, at an exercise price equal to the fair market value at the date of the grant, 15,000 shares of our common stock each year under the terms of our stock option plan.  Each director is reimbursed for travel and other expenses incurred in connection with the performance of his or her duties. The board of directors has authorized us to pay fees to the members of our board of directors for their attendance at board and committee meetings, as follows: (i) $1,000 for each board meeting attended in person, (ii) $500 for each board meeting attended by telephone conference, and (iii) $200 for each committee meeting attended in person or by telephone conference.  These fees are paid as of the last day of each fiscal quarter, in shares of our common stock, with such shares valued based on the most recent closing trading price of our common stock on the Over-the-Counter Bulletin Board as of the last day of each fiscal quarter.

Additionally, all new non-employee directors receive a one-time grant of an option to purchase 5,000 shares of our common stock at an exercise price equal to the fair market value of the stock on the date of the grant.  The options expire, unless previously exercised or terminated, ten years from the date of the grant.

DIRECTOR COMPENSATION DURING 2008
Name	Stock Awards ($)(1)	Option Awards ($)	Total ($)
Dallas Clement	$1,950	$45,162	$47,112
Adam Senter	$1,950	$21,075	$23,025
Lee D. Wilder	$1,950	$36,129	$38,079

1)	Each director received 5,792 shares of restricted common stock for board meeting attendance during the year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth certain information as of October 31, 2009 with respect to ownership of our outstanding common stock by (i) each of our directors and executive officers, (ii) all of our directors and executive officers, as a group and (iii) all persons known to us to own beneficially more than 5% of the outstanding shares of our common stock:
Name of Beneficial Owner	Shares Beneficially Owned (1)		Percent of Outstanding Shares

Dallas S. Clement	338,457	(2)	2.7%
Adam D. Senter	145,262	(3)	1.2%
Lee D. Wilder	383,667	(4)	3.0%
Oliver M. Cooper III	1,596,417	(5)	11.6%
Stephen N. Samp	224,200	(6)	1.8%
Sharon Carr	1,062,181	(7)	8.5%
Edward S. Redstone	5,924,902	(8)	34.7%
Vikas Group, Inc	1,869,685	(9)	13.4%
Hetesh Ranchod	682,031	(10)	5.3%
Rakesh Ranchod	672,431	(11)	5.2%
Triton Value Partners	1,120,000	(12)	9.1%
Donald B. Gasgarth	1,590,025	(13)	11.7%
Paul Freischlag, Jr.	729,516	(14)	5.6%

Vestal Venture Capital	6,847,214	(15)	37.1%
Marc and Margaret Gorlin	1,384,158	(16)	10.2%
ADEC Private Equity Investments LP	2,840,400	(17)	19.0%
Petit Investments, LP	2,120,000	(18)	14.9%
Cox Road Partners LLLP	3,392,000	(19)	22.0%
Frank Bishop	2,395,984	(20)	16.6%
All directors and executive officers as a group (5 persons)	2,688,003		19.1%

*     Less than 1% of outstanding shares.

(1)
Except as otherwise indicated, each person named in this table possesses sole voting and investment power with respect to the shares beneficially owned by such person.  “Beneficial ownership,” determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, includes shares for which an individual, directly or indirectly, has or shares voting or investment power and also includes options that are exercisable within 60 days.

(2)
Consists of 86,405 shares owned directly, 62,000 shares issuable subject to conversion of certain convertible preferred stock, 85,052 shares issuable upon exercise of warrants, and 105,000 shares subject to stock options that are exercisable within 60 days.

(3)	Consists of 55,262 shares held directly and 90,000 options that are exercisable within 60 days.
(4)	Consists of 23,667 shares owned directly, 60,000 options that are exercisable within 60 days, and 300,000 shares issuable upon exercise of warrants that are exercisable within 60 days.
(5)
Consists of 60,417 shares held directly, 268,000 shares issuable upon the exercise of warrants, 268,000 shares issuable subject to conversion of certain convertible preferred stock, and 1,000,000 options that are exercisable within 60 days.

(6)	Consists of 224,200 shares of common stock subject to stock options that are exercisable within 60 days.
(7)
Consists of 734,681 shares held directly and 327,500 shares of common stock subject to stock options that are exercisable within 60 days.  Ms. Carr’s business address is 4751 Bonita Bay Blvd., Bonita Springs, FL.

(8)
Consists of 1,089,550 shares held directly, 327,500 shares subject to stock options that are exercisable within 60 days, 2,507,789 shares issuable upon the exercise of warrants, 2,000,000 shares issuable subject to conversion of certain convertible preferred stock and 63 shares owned by Mr. Redstone’s spouse.  Mr. Redstone’s business address is 1065 avenue of the Americas, New York, NY 10018.

(9)
Consists of 165,741 shares held directly, 765,976 shares of common stock subject to presently exercisable common stock purchase warrants and 937,968 shares subject to conversion of certain convertible preferred stock.  Vikas Group’s business address is 3730 Schooner Ridge, Alpharetta, GA 30005.

(10)
Consists of 82,031 shares held directly, 300,000 shares of common stock subject to presently exercisable common stock purchase warrants and 300,000 shares subject to conversion of certain convertible preferred stock.  Mr. Ranchod’s business address is 3730 Schooner Ridge, Alpharetta, GA 30005.

(11)
Consists of 72,431 shares held directly 300,000 shares of common stock subject to presently exercisable common stock purchase warrants and 300,000 shares subject to conversion of certain convertible preferred stock.  Mr. Ranchod’s business address is 1645 Morningdale Circle, Duluth, GA 30097.

(12)	Consists of 1,120,000 shares of common stock held directly. Triton’s business address is Wilton Center, Suite 470, 515 E. Crossville Rd., Roswell, GA 30075.
(13)
Consists of 238,041 shares held directly, 751,984 shares of common stock subject to presently exercisable common stock purchase warrants and 600,000 shares subject to conversion of certain convertible preferred stock.  Mr. Gasgarth’s business address is Wilton Center, Suite 270, 515 E. Crossville Rd., Roswell, GA 30075.

(14)
Consists of 49,089 shares held directly, 40,000 shares issuable subject to conversion of certain notes payable, 328,427 shares of common stock subject to presently exercisable common stock purchase warrants and 352,000 shares subject to conversion of certain convertible preferred stock.  Mr. Freischlag’s business address is Wilton Center, Suite 470, 515 E. Crossville Rd., Roswell, GA 30075.

(15)
Consists of 623,214 shares held directly, 3,152,000 shares of common stock subject to presently exercisable common stock purchase warrants and 3,072,000 shares subject to conversion of certain convertible preferred stock.  Vestal Venture Capital’s business address is 6471 Enclave Way, Boca Raton, FL 33496.

(16)
Consists of 110,158 shares owned directly, 450,000 shares of common stock subject to stock options that are exercisable within 60 days, 412,000 shares of common stock subject to presently exercisable common stock purchase warrants, and 412,000 shares subject to conversion of certain convertible preferred stock.    The Gorlin’s business address is 950 East Paces Ferry Road, Suite 2860, Atlanta, GA 30326.

(17)
Consists of 160,800 shares held directly, 1,340,000 shares of common stock subject to presently exercisable common stock purchase warrants, and 1,340,000 shares subject to conversion of certain convertible preferred stock.    ADEC’s business address is 172 South Ocean Blvd., Palm Beach, FL 33480

(18)
Consists of 120,000 shares held directly, 1,000,000 shares of common stock subject to presently exercisable common stock purchase warrants, and 1,000,000 shares subject to conversion of certain convertible preferred stock.    Petit Investments’ business address is 300 Colonial Center Parkway, Suite 130, Roswell, GA 30076.

(19)
Consists of 192,000 shares held directly, 1,600,000 shares of common stock subject to presently exercisable common stock purchase warrants, and 1,600,000 shares subject to conversion of certain convertible preferred stock.    Cox Road Partners’ business address is 300 Colonial Center Parkway, Suite 130, Roswell, GA 30076.

(20)
Consists of 104,648 shares held directly, 100,000 shares of common stock subject to presently exercisable common stock purchase warrants, 842,000 shares of common stock subject to conversion of certain convertible preferred stock, and 61,483 shares of common stock subject to conversion of certain convertible notes payable.  Also includes 65,520 shares, 611,000 shares of common stock subject to presently exercisable common stock purchase warrants, 546,000 shares of common stock subject to conversion of certain convertible preferred stock, and 33,333 shares of common stock subject to conversion of certain convertible notes payable held in the name of AL III Management Co. LP, of which Mr. Bishop is the General Partner; Mr. Bishop disclaims beneficial ownership of these shares.  Mr. Bishop’s business address is 6105 Weatherley Dr., Atlanta, GA 30328.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own more than 10% of our outstanding common stock to file with the Securities and Exchange Commission reports of changes in ownership of our common stock held by such persons.  Officers, directors and greater than 10% shareholders are also required to furnish us with copies of all forms they file under this regulation.  To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during the year ended December 31, 2008, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% shareholders were complied with.

EXECUTIVE OFFICERS

Executive officers are appointed by, and hold office at the pleasure of, the board of directors.  Our executive officers are as follows:

Name	Position Held

Oliver M. Cooper, III	President and Chief Executive Officer
Stephen N. Samp	Chief Financial Officer and Secretary

Oliver M. Cooper, age 53, has served as President and Chief Executive Officer since May 2008 and as a director since July 2008. From February 2006 to May 2008, Mr. Cooper served as a Partner at Triton Value Partners, an Atlanta-based business advisory and private equity firm.  From 2003 to 2006, he served as President and CEO of MARC Global Holdings, Inc., a provider of complete solutions for supply chain execution in complex distribution environments. Under Cooper’s leadership, the company was successfully sold to Red Prairie, Inc. From 1999 to 2002, Mr. Cooper also served as President and Chief Operating Officer of Neovest Inc., a provider of software solutions to financial services firms.  Mr. Cooper served as Chief Operating Officer for Manhattan Associates, Inc. (NASDAQ: MANH) from 1997 to 1999.

Stephen N. Samp, age 45, joined us in April 2002 as Chief Financial Officer and Secretary. From February 2001 until March 2002 he served as an independent finance consultant. From March 1998 to February 2001 he served as Vice President, Chief Financial Officer and Secretary of eOn Communications (NASDAQ:EONC), a provider of unified voice, e-mail and Web-based communications systems and software.

EXECUTIVE COMPENSATION

Our Executive Compensation program is designed to attract, motivate and retain qualified executives, reward outstanding performance and results and align management’s incentives with the interests of our stockholders. We believe that our executive officers should be motivated by the Company’s performance as well as their individual performance.

To accomplish these objectives, our executive compensation program includes two underlying components: base salary and long-term equity-based incentives. The following sections describe the process of setting executive compensation, the compensation elements, how these elements are determined, why we choose to pay each element and how each element relates to the Company’s overall compensation philosophy.

Compensation of Officers

Mr. Cooper’s annual base salary upon his hiring in May 2008 was $156,000 and he received a base salary in the amount of $96,000 as compensation for his services as the Chief Executive Officer of the Company during 2008.  Mr. Cooper was granted non-qualified stock options to purchase 2,000,000 shares on June 19, 2008,  in accordance with our 2002 Equity Incentive Plan, with exercise prices equal to or greater than the fair value of our common stock on that date and three-year vesting period, with vesting occurring monthly.  Mr. Samp received a base salary in the amount of $129,250 as compensation for his services as the Chief Financial Officer of the Company during 2008.  Mr. Samp was granted non-qualified stock options to purchase 25,500 shares of stock on April 11, 2008 with a one-year vesting period and options to purchase 75,000 shares of stock on December 11, 2008 with vesting on the anniversary date of the grant at the rate of 33%, 33%, and 34% annually.   The exercise prices were equal to or greater than the fair value of our common stock on those dates.  The board of directors considers stock options to be a vital portion of an executive officer’s compensation and annually reviews and approves grants to executive officers upon review by the independent directors of the board.  In June 2009, Messrs. Cooper and Samp reduced their base salaries by 10% each and in August 2009, each reduced their salaries by an additional 44% in order to reduce the Company’s cash used from operations.  These salary levels will continue until business conditions and company performance, as determined by the Board of Directors, is sufficient to allow their salaries to increase at future dates.  No amounts are, or will be due, to Messrs. Cooper or Samp for previous salary reductions.

The following table provides certain summary information for 2008 concerning compensation paid or accrued by us to or on behalf of our executive officers:

	SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Option Awards ($)		Total ($)
Oliver Cooper, President and Chief Executive Officer (1)	2008	$96,000	-	$100,069		$196,069
Richard Egan – Former President and Chief Executive Officer (1)(2)	2008	$104,523	-	$104,591		$209,114
	2007	$148,454	-	$61,557	(3)	$210,011
	2006	$137,800		$41,719	(3)	$179,519
Stephen Samp - Chief Financial Officer (4)	2008	$129,250	$1,198	$29,563		$160,011
	2007	$125,580	$1,265	$28,862	(3)	$155,707
	2006	$121,900	-	$35,494	(3)	$157,394

(1)
Mr. Cooper was hired as the Chief Executive Officer of Simtrol on May 12, 2008 at an annual salary of $156,000.  Mr. Egan was the Company’s Chief Executive Officer until May 9, 2008. Following the salary reductions during June and August 2009 noted previously, Mr. Cooper’s annual salary is currently $78,000.

(2)
Amount includes $4,200 in accrued and unused vacation and $48,400 in separation payments made to Mr. Egan pursuant to his termination agreement with the Company, found on Form 8-K filed with the Commission on June 19, 2008.

(3)
The Company implemented FAS 123R in the first quarter of 2006. The statement requires companies to expense the value of employee stock options and similar awards. Under FAS 123R, share-based payment awards result in a cost that will be measured at fair value on the awards’ grant date based on the estimated number of awards that are expected to vest.  The Company uses historical data to estimate option exercises and employee terminations within the valuation model and historical stock prices to estimate volatility.

(4)
Mr. Samp’s salary was $130,603 prior to the reductions during 2009 noted previously. Following the salary reductions during June and August 2009 noted previously, Mr. Samp’s annual salary is currently $65,302.

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END
OPTION AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
Oliver Cooper	125,000		625,000	(1)	$0.375	6/19/2018
	125,000		625,000	(1)	$0.75	6/19/2018
	83,333		416,667	(1)	$1.25	6/19/2018
Richard Egan	37,500		12,500	(2)	$0.90	5/01/2010
	37,500		12,500	(3)	$0.55	5/01/2010
	7,500		3,750	(4)	$0.48	5/01/2010
	132,000		268,000	(5)	$0.375	5/01/2010
	66,000		66,000	(6)	$0.80	5/01/2010
	0		37,500	(7)	$0.53	5/01/2010
Stephen Samp	3,000				$4.80	5/5/2012
	1,000				$2.00	7/24/2012
	3,600				$2.40	6/5/2013
	45,000				$2.00	6/20/2014
	33,750		11,250	(8)	$0.90	7/20/2015
	33,750		11,250	(9)	$0.55	11/7/2015
	7,500		7,500	(10)	$0.48	8/23/2016
	12,375		25,125	(11)	$0.375	1/30/2017
	6,600		13,400	(12)	$0.80	12/10/2017
			25,500	(13)	$0.53	04/11/2018
			75,000	(14)	$0.27	11/11/2018

(1)	Vesting monthly over three-year period.
(2)	Vesting date of July 21, 2009.
(3)	Vesting date of December 8, 2009.
(4)	Vesting dates of August 24, 2009.
(5)	Vesting dates of January 31, 2009 (132,000), and January 31, 2010 (136,000).
(6)	Vesting date of December 11, 2009.
(7)	Vesting date of April 11, 2009.
(8)	Vesting date of July 21, 2009.
(9)	Vesting date of December 8, 2009.
(10)	Vesting dates of August 24, 2009, and August 24, 2010 (3,750 each date).
(11)	Vesting dates of January 31, 2009 (12,375), and January 31, 2010 (12,750).
(12)	Vesting dates of December 11, 2009 (6,600), and December 11, 2010 (6,800).
(13)	Vesting date of April 11, 2009.
(14)	Vesting dates of December 11, 2009 (24,750), December 11, 2010 (24,750) and December 11, 2011 (25,500).

Stock Option Plans

1991 Stock Option Plan.  The 1991 Stock Option Plan as amended by our stockholders, provides for the grant of options to purchase up to an aggregate of 366,206 shares of our common stock.  Under the terms of the 1991 Plan, the stock option committee of the board of directors may grant options to purchase shares of common stock to our officers, directors and employees and to those of our subsidiaries.  The right to grant additional options under this plan expired in August 2001.  Therefore, no additional grants of options will be made under this plan.  At December 31, 2008, options to purchase 6,750 shares of common stock were outstanding under the 1991 Plan.

2002 Equity Incentive Plan.  In June 2002 our shareholders approved the adoption of the 2002 Equity Incentive Plan for the Company’s and its wholly owned subsidiaries’ officers, directors, employees, and consultants. The 2002 Plan originally provided for the grant of options to purchase up to an aggregate of 250,000 shares of our common stock.  On April 22, 2004, shareholders approved an increase in the number of shares reserved under the 2002 Plan to 750,000.  On December 8, 2005, the board of directors approved an increase in the number of shares reserved under our 2002 Plan to 1,250,000.   On June 26, 2006, the board of directors approved an increase in the number of shares reserved under our 2002 Plan to 2,500,000.  On January 28, 2007, the compensation committee of the board of directors approved an increase in the number of shares reserved under our 2002 Plan to 4,000,000. On August 31, 2007, shareholders approved an increase in the number of shares reserved under the 2002 Plan to 6,000,000.   On June 17, 2008, the compensation committee of the board of directors approved an increase in the number of shares reserved under our 2002 Plan to 8,000,000.  Under the terms of the 2002 Plan, the stock option committee of the board of directors may grant options to purchase shares of common stock to our officers, directors, employees, and consultants and to those of the Company’s subsidiaries.  At December 31, 2008, options to purchase 7,414,200 shares of common stock were outstanding under the 2002 Plan.

TRANSACTIONS WITH RELATED PERSONS

On January 23, 2008, Mr. Dallas Clement of the Board of Directors purchased a $22,500 convertible note in the Company’s private placement.  On June 30, 2008, this convertible note, along with $750 of accrued interest, was exchanged into the Company’s Series C Convertible Preferred stock offering.  Mr. Clement received 31 shares of Series C Convertible Preferred stock and a warrant to purchase 62,000 shares of the Company’s common stock at that time, in accordance with the terms of the Company’s private placement.  The Company also paid $426 of accrued interest not exchanged into the private placement.

All members of the Board of Directors, with the exception of Mr. Cooper, are independent, as defined in Rule 4200(a)(15) of the National Association of Securities Dealer’s listing standards.   All members of the Audit Committee are independent, as defined in Rule 4200(a)(15) of the National Association of Securities Dealer’s listing standards.

OTHER MATTERS

Other Business

The board of directors knows of no other matters to be brought before the annual meeting.  However, if other matters should come before the annual meeting it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their judgment of what is in the best interest of the Company.

By Order of the Board of Directors, /s/ Dallas S. Clement Dallas S. Clement, Chairman of the Board

Norcross, Georgia
December 9, 2009

EXHIBIT A

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
SIMTROL, INC.

Pursuant to Sections 103 and 242 of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the undersigned, being the duly elected President of Simtrol, Inc., a corporation organized and existing under and by virtue of the General Corporation Law (the “Company”), for purposes of amending the Certificate of Incorporation of the Company, does hereby execute, acknowledge and file the following:

I.

Resolved:  That Section 5.01 of the Certificate of Incorporation, as heretofore added to or amended by certificates filed pursuant to law, is amended to read in its entirety as follows:

“5.01  Authorized Shares.  The aggregate number of shares which the Company shall have authority to issue is Four Hundred Ten Million (410,000,000).  Four Hundred Million (400,000,000 shall be designated “Common Stock” and shall have a par value of $0.001.  Ten Million (10,000,000) Shares shall be designated “Preferred Stock” and shall have a par value of $0.00025.  All shares of the Company shall be issued for such consideration, as expressed in dollars, as the Board of Directors may from time to time determine.”

II.

That the foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law.

IN WITNESS WHEREOF, the undersigned, being the duly elected President of the Corporation, has caused this Certificate of Amendment to be signed this _______ day of     , 2009.

SIMTROL, INC.

By:
Oliver M. Cooper, III, President

EXHIBIT B

 AMENDMENT
TO THE
2002 EQUITY INCENTIVE PLAN
OF
SIMTROL, INC.

Resolved:  That Section 4(A) of the 2002 Equity Incentive Plan shall be amended as follow:

“4.   SHARES SUBJECT TO THE PLAN.

     (A) SHARE RESERVE.  Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate Twenty  Five million (25,000,000) shares of Common Stock.

II.

IN WITNESS WHEREOF, the undersigned, being the duly elected President of the Corporation, has caused this Certificate of Amendment to be signed this _______ day of   , 2009.

SIMTROL, INC.

By:
Oliver M. Cooper, III, President

This Proxy is solicited on behalf of the Board of Directors
of
SIMTROL, INC.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the 2009 Annual Meeting of shareholders to be held on December 30, 2009 and the Proxy Statement for the 2009Annual Meeting, and appoints Oliver M. Cooper, III and Stephen N. Samp, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Simtrol, Inc. (the “Company”), which the undersigned is entitled to vote at the 2009 Annual Meeting of Stockholders of the Company to be held at 9:00 a.m. local time at the Company’s offices at 520 Guthridge Ct. Suite 250, Norcross, GA 30092 (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.  The shares represented by this proxy shall be voted by the proxies in the manner set forth on the reverse side and with discretionary authority with respect to any other business, not known or determined at the time of the solicitation of this proxy that properly comes before the Annual Meeting or any postponement or adjournment thereof.

(1)	To elect three directors to serve for a term of one year and until their successors are elected and qualified:

☐ FOR all nominees listed below (except as indicated to the contrary below)

☐ WITHHOLD authority to vote for all nominees

Nominees:	Dallas S. Clement, Lee D. Wilder, Oliver M. Cooper, III

Instruction:	To withhold authority to vote for one or more individual nominees, write the nominee’s name in the following space: ______________________.

(2)	To approve an increase in the authorized number of common shares from 100,000,000 to 400,000,000, as set forth in Exhibit A to the proxy statement.

FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)	To approve an increase in the authorized number of preferred shares from 800,000 to 10,000,000, as set forth in Exhibit A to the proxy statement.

FOR ☐	AGAINST ☐	ABSTAIN ☐

(4)
To approve an amendment to the Company’s 2002 equity incentive plan to increase the number of shares of common stock that may be issued under the plan, to a maximum of 25,000,000 shares, as set forth in Exhibit B to the proxy statement.

FOR ☐	AGAINST ☐	ABSTAIN ☐

(5)	To ratify the appointment of Marcum LLP as the Company’s independent auditors for the fiscal year ending December 31, 2009.

FOR ☐	AGAINST ☐	ABSTAIN ☐

(6)	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please date and sign this Proxy exactly as name(s) appears on the mailing label.  Unless instructions to the contrary are indicated in the space provided, this Proxy will be voted “FOR” election of the nominees named herein and “FOR” proposals (2), (3), (4) and (5) described above.

NOTE:  When signing as an attorney, trustee, executor, administrator or guardian, please give your title as such.  If a corporation or partnership, give full name of authorized officer.  In the case of joint tenants, each joint owner must sign.

x_____________________________________

Dated: __________________, 2009	x_____________________________________

Print Name(s): __________________________

☐   I plan to attend the Annual Meeting.

☐   I do not plan to attend the Annual Meeting.